Exhibit 10.14
GLU MOBILE INC.
SUMMARY OF COMPENSATION TERMS
GIANCARLO MORI
The following is a summary of the compensation terms for Giancarlo Mori, our Chief Creative Officer:

Annual Salary:	$225,000

Target Cash Bonus:	40% of base salary

Bonus Plan Participation:	Glu Mobile 2011 Executive Bonus Plan